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                                                                    Exhibit 10.7


                         AMENDMENT TO SECOND AMENDED AND
                    RESTATED INVESTOR STOCKHOLDERS' AGREEMENT


          AMENDMENT, dated as of September 29, 1997 (this "AMENDMENT"), to the Second Amended and Restated Investor Stockholders' Agreement, dated as of December 23, 1993 (as such agreement has been amended, supplemented or otherwise modified from time to time prior to the date hereof, the "STOCKHOLDERS' AGREEMENT"), by and among Alfred A. Checchi, the A Trust created pursuant to a trust agreement dated May 23, 1984 with Gary L. Wilson as trustee, the K Trust created pursuant to a trust agreement dated May 23, 1984 with Gary L. Wilson as trustee, the Trust created pursuant to a trust agreement dated September 1, 1985 with Gary L. Wilson as trustee (each such trust collectively known as the "CHECCHI FAMILY TRUSTS"; the Checchi Family Trusts and Alfred A. Checchi together known as the "CHECCHI FAMILY"); Gary L. Wilson, Derek M. Wilson, Christopher D. Wilson (together the "WILSON FAMILY"); Frederic V. Malek, Frederic W. Malek, Michelle A. Malek (together the "MALEK FAMILY"); the Wilson-Thornhill Foundation created under Trust Agreement dated December 24, 1994; Bankers Trust New York Corporation ("BTNY"); Koninklijke Luchtvaart Maatschappij N.V. ("KLM"); Richard C. Blum & Associates - NWA Partners, L.P., formerly known as Wings Associates, L.P. ("BLUM" and together with each of the foregoing parties, the "INVESTOR STOCKHOLDERS"); and Northwest Airlines Corporation, a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

          WHEREAS, under Section 17 of the Stockholders' Agreement, KLM was granted an option to purchase shares of Common Stock (the "KLM OPTION") from each of Blum, BTNY, the Checchi Family, the Malek Family, Bright Star Investments Limited and its affiliate Paracor Finance Inc., the permitted transferees of Wings Acquisition Investor Limited (collectively, "BRIGHT STAR"), and the Wilson Family, upon the terms and subject to the conditions set forth therein;

          WHEREAS, KLM has previously exercised the KLM Option granted to KLM by Bright Star in connection with purchasing Bright Star's shares of Common Stock;

          WHEREAS, in connection with entering into the Common Stock Repurchase Agreement, dated as of September 29, 1997 (the "COMMON STOCK AGREEMENT"), between KLM and the Company, the parties hereto desire (x) to accelerate the date of the KLM exercise date for the KLM Option granted to KLM by each of Blum and BTNY under Section 17 of the Stockholders' Agreement and (y) to cancel the KLM Option granted to KLM by each of the Checchi Family, the Wilson Family and the Malek Family under Section 17 of the Stockholders' Agreement;